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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 1998 appearing on page F-2 of Apex Silver Mines Limited's Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP
Denver, Colorado
May 19, 1998